CHASE


                        SUBSERVICER COMPLIANCE STATEMENT


RE: CMLTI 2006-HE2: The Pooling and Servicing Agreement by and among Citibank, N.A. as Trustee Administrator, Wells Fargo Bank, N.A. as Servicer, Citigroup Mortgage Loan Trust Inc. as Depositor, Citibank West, FSB as Custodian, U.S. Bank National Association as Trustee, Ameriquest Mortgage Company as Servicer, and JPMorgan Chase Bank NA as Servicer (the "Agreement")

The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:

             (1)   CHF is a Subservicer under the Agreement

             (2) A review of the activities of CHF during the calendar year ending December 31, 2006 and of the performance of CHF under the Agreement has been made under our supervision; and

             (3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.

Capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.


Date: 02/28/2007

                                    Chase Home Finance LLC,
                                    as Subservicer

                                    By:/s/ Kim Greaves
                                    ---------------------------------
                                    Name: Kim Greaves
                                    Title: Senior Vice President
                                    Servicing Manager

                                    By:/s/ Jim Miller
                                    ---------------------------------
                                    Name: Jim Miller
                                    Title: Senior Vice President
                                    Default Servicing Manager